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                                                                    EXHIBIT 21.1

                        SUBSIDIARIES OF THE REGISTRANT


Name                              State of Organization or Incorporation
----                              --------------------------------------

Bronner Slosberg Humphrey Co.     Massachusetts business trust

Vesuvio, Inc.                     Delaware corporation

BSH Holding LLC                   Delaware limited liability company

Bronnercom, LLC                   Delaware limited liability company

Sansome, Inc.                     Massachusetts corporation

Digitas (Europe) Inc.             Massachusetts corporation